Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made as of June 30, 2005 (the “Effective Date”) between Paul Pedersen (“Pedersen”) and University Girls Calendar, Ltd., a Nevada Corporation (“UGC Nevada”).

WHEREAS:

  Pursuant to this Agreement, Pedersen has agreed to sell and UGC Nevada has agreed to purchase all of the issued and outstanding shares (being 10 common shares) of University Girls Calendar, Ltd., a Nova Scotia Company (“UGC Nova Scotia”); and

  UGC Nevada will issue and pay Pedersen 10 common shares from its treasury (the “Purchase Price”) as consideration for his 10 common shares of UGC Nova Scotia (the “UGC Nova Scotia Shares”).

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the representations, warranties, covenants and agreements hereinafter set forth and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties represent, warrant, covenant and agree as follows:

1.0       PURCHASE AND SALE

1.1       Purchase and Sale.  Relying on the warranties and representations set forth in this Agreement, and subject to the terms and conditions hereof, on the Effective Date, UGC Nevada will purchase from Pedersen and Pedersen will sell, assign and transfer to UGC Nevada the UGC Nova Scotia Shares.

1.2       Payment of Purchase Price.  UGC Nevada shall pay and satisfy the Purchase Price to Pedersen by allotting, issuing and delivering to and registering in the name of Pedersen 10 common shares of UGC Nevada with a par value of $0.001 each.

1.3       Closing.  Subject to the terms and conditions hereof, the purchase and sale of the UGC Nova Scotia Shares be completed and effective as of the Effective Date at Halifax, Nova Scotia.

2          Representation and Warranty of Pedersen.  To induce UGC Nevada to enter into and complete the transaction contemplated by this Agreement, Pedersen hereby represents and warrants to and covenants with UGC Nevada that he owns good and marketable title to the UGC Nova Scotia Shares as the legal and beneficial owner thereof free and clear.

3          Representations and Warranties of UGC Nevada.  UGC Nevada hereby represents and warrants to and covenants with Pedersen that:

(a)      UGC Nevada is duly organized, validly exists and is in good standing under the laws of its jurisdiction of incorporation,

(b)     when issued to Pedersen the common shares of UGC Nevada will not be subject to any liens, security interests, encumbrances or other claims, and

(c)      UGC Nevada has the full power, authority, right and capacity to execute and deliver this Agreement, to complete the transactions contemplated hereby and to duly observe and perform all of its covenants and obligations herein set forth.

3          ADDITIONAL PROVISIONS

3.1       Time.  Time shall be of the essence of this Agreement.

3.2       Entire Agreement.  This Agreement contains the whole agreement between the parties in respect of the subject matters hereof and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than as expressly set forth in this Agreement and this Agreement supersedes all of the terms of any written or oral agreement or understanding between the parties.

3.3       Enurement.  This Agreement shall enure to the benefit of and be binding upon Pedersen, UGC Nevada and each of them and, as applicable, their heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first written above.

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Paul Pedersen

UNIVERSITY GIRLS CALENDAR, LTD.
a Nevada corporation

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Authorised Signatory